Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
BancTrust Financial Group, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of BancTrust Financial Group, Inc. of our reports dated March 25, 2011, with respect to the consolidated financial statements of BancTrust Financial Group, Inc. and the effectiveness of internal control over financial reporting, which reports appear in BancTrust Financial Group, Inc.’s 2010 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP (formerly Dixon Hughes PLLC)

Atlanta, Georgia
June 3, 2011